UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 4, 2007

TALLY HO VENTURES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-104631	43-1988542
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Them. Dervis Street, 3rd Floor, CY-1066 Nicosia, Cyprus
(Address of principal executive offices)

011-352 2630 1540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Tally Ho Ventures, Inc. (the “Company”) has named Francis J. Elenio as Chief Financial Officer (and Chief Accounting Officer pursuant to Securities and Exchange Commission rules) of the Company. Mr. Elenio will join the Company on September 4, 2007, at an annual salary of $150,000. The Company has agreed to grant him a total of 50,000 shares of common stock which vest immediately. Mr. Elenio replaces Jose Meleth who has been Chief Financial Office of the Company since May 2005. Mr Meleth will remain a member of the Company’s Board of Directors.

Mr. Elenio, age 41, has served as Chief Financial Officer of Wilshire Enterprises, Inc. (a public company engaged in real estate investments) since September 2006, Chief Financial Officer of WebCollage, Inc. (a private company engaged in on-line content syndication) from March 2006 to August 2006, and as Interim Chief Financial Officer of TWS Holdings, Ltd. (a private company engaged in business process outsourcing) from November 2005 to March 2006. Previously, Mr. Elenio has served as Chief Financial Officer and a director of RoomLinx, Inc. (a public company which provides wireless high-speed network solutions to the hospitality industry) from December 2003 to November 2005, and as Chief Financial Officer, Secretary and Treasurer of GoAmerica, Inc. (a public company which provides online wireless relay services to the deaf and hard of hearing community) from January 1999 to August 2003.

Item 8.01	Other Matters

On September 4, 2007 the Company issued a press release relating to the hiring of Mr. Francis Elenio. A copy of the press release and the Fact Sheet is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Report:

Exhibit Number	Description

10.1	Employment Agreement by and between Tally Ho Ventures, Inc. and Francis J. Elenio dated September 4, 2007.
99.1	Press Release of the Company, dated September 4, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TALLY HO VENTURES, INC. (Registrant)

Dated: September 6, 2007	By:	/s/ Nigel Gregg
Nigel Gregg
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement by and between Tally Ho Ventures, Inc. and Francis J. Elenio dated September 4, 2007.
99.1	Press Release of the Company, dated September 4, 2007